UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 8, 2011

Medizone International, Inc.

(Exact name of registrant as specified in its charter)

Nevada

002-93277-D

87-0412648

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2330 Marinship Way, Suite 300, Sausalito, CA    94965

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (415) 331-0303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

Item 8.01

Other Events.

On Wednesday, June 8, 2011, Edwin Marshall, the Chief Executive Officer of Medizone International, Inc. (the “Company”), held a teleconference to respond to certain questions which had been presented by shareholders and others interested in the Company.  A press release announcing the call was also issued the same day.

Following introductory remarks, topics covered in the call included:

o

Anticipated and ongoing research at the Canadian National Microbiology Laboratory and Purdue University.

o

Presentations on the science of AsepticSure™ at medical conferences, including the upcoming First International Conference on Prevention and Infection Control sponsored by the World Health Organization in Geneva.

o

The status of corporate funding and anticipated future relationships with investment bankers.

o

The Company's attendance at the FIME medical purchasing show this August.

o

Sales models and anticipated pricing.

o

Market size estimates, and various market sector identification.

o

The status of patent application fillings.

o

Medizone's marketing plan for AsepticSure™.

o

Considerations for board and management expansion, followed by closing remarks summarizing the Company's current position and strategies moving forward.

A transcript of the call is included as Exhibit 99.1 to this Current Report.  A copy of the press release is attached as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.   Financial Statements and Exhibits

99.1

Conference Call Transcript

99.2

Press Release dated June 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

Date: June 8, 2011

By:  /s/ Edwin G. Marshall

Edwin G. Marshall

Chairman of the Board and Chief Executive Officer

(Principal Executive Officer)

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